UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 6, 2004

AMERICAN INDEPENDENCE CORP.

(Exact name of registrant as specified in its charter)
Delaware	001-05270	11-1817252
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

485 Madison Avenue, New York, NY 10022		10022
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 355-4141

Item 7. Exhibits.

Exhibit 99.1 - Press release of American Independence Corp.

Item 12. Results of Operations and Financial Condition.

On May 6, 2004, American Independence Corp. issued a press release announcing earnings for the three months ended March 31, 2004, a copy of which is attached as Exhibit 99.1.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN INDEPENDENCE CORP.
/s/ Teresa A. Herbert Teresa A. Herbert Vice President and Chief Financial Officer	Date:	May 7, 2004

Exhibit 99.1

AMERICAN INDEPENDENCE CORP. CONTACT: DAVID T. KETTIG

485 MADISON AVENUE (212) 355-4141 Ext. 3047

NEW YORK, NEW YORK 10022 www.americanindependencecorp.com

NASDAQ - AMIC

NEWS RELEASE

AMERICAN INDEPENDENCE CORP. ANNOUNCES

NET INCOME FOR THREE MONTHS ENDED MARCH 31, 2004

New York, New York, May 6, 2004. American Independence Corp. (NASDAQ: AMIC) today reported net income of $1.6 million ($.19 per share, diluted) for the three months ended March 31, 2004 compared to $2.0 million ($.24 per share, diluted) for the three months ended March 31, 2003. Revenues amounted to $17.4 million for the three months ended 2004, compared to revenues of $11.2 million for the three months ended March 31, 2003. Net income for the first quarter of 2004 includes a non-cash provision for federal income taxes of $807,000. No such provision was recorded for the comparable period in 2003 because AMIC's tax year end is September 30 and for the first nine months of 2003 the Company had a recovery for federal income taxes arising from losses in the fourth quarter of 2002. For as long as AMIC utilizes its net operating loss carryforwards, it will not pay any income taxes, except for federal alternative minimum taxes and state income taxes.

Roy T.K. Thung, Chief Executive Officer, commented, "As discussed above, comparing our 2004 first quarter results to the comparable period in 2003 may not convey the total picture. We are pleased that on a non-GAAP basis the Company reported an increase of 15% in income from continuing operations excluding amortization and federal income tax charge to $2.7 million ($.32 per share, diluted) for the three months ended March 31, 2004. We believe that AMIC's premiums will continue to increase for the next three quarters, and we remain quite optimistic as to our future results."

The Company provides non-GAAP financial measures to complement its consolidated financial statements presented in accordance with GAAP. These non-GAAP financial measures are intended to supplement the user's overall understanding of the Company's current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by identifying certain expenses that, when excluded from the GAAP results, may provide additional understanding of the Company's core operating results or business performance. However, these non-GAAP financial measures are not intended to supercede or replace the Company's GAAP results. A reconciliation of the non-GAAP results to the GAAP results is provided in the "Reconciliation of GAAP Income from Continuing Operations to Non-GAAP Income from Continuing Operations" schedule below. Operating results reported on a non-GAAP basis exclude non-cash charges related to the amortization of intangible assets recorded in purchase accounting and the federal income tax charge related to deferred taxes.

AMIC is a holding company principally engaged in the employer medical stop-loss and managed care insurance and reinsurance business through Independence American Insurance Company and its managing general underwriter division.

Some of the statements included herein may be considered to be forward looking statements that are subject to certain risks and uncertainties. Factors which could cause the actual results to differ materially from those suggested by such statements are described from time to time in AMIC's filings with the Securities and Exchange Commission.

AMERICAN INDEPENDENCE CORP.

FIRST QUARTER REPORT

MARCH 31, 2004

(in Thousands Except Per Share Data)
	Three Months Ended
	March 31,
	2004	2003

Premiums earned	$12,696	$6,550
Investment and other income	551	523
Realized gains	130	179
MGU fee income	4,040	3,990

Revenues	17,417	11,242

Insurance benefits, claims and reserves	7,676	3,995
Selling and general expenses	6,512	4,546
Amortization and depreciation	382	500
Other expenses	255	213

Expenses	14,825	9,254

Income from continuing operations before income tax	2,592	1,988
State income taxes	160	86
Federal income taxes	850	-

Income from continuing operations	1,582	1,902
Income on disposition of discontinued operations, net
of income taxes	10	114

Net income	$1,592	$2,016

Basic Income Per Common Share:
Income from continuing operations	$.19	$.23
Income on disposition of discontinued operations, net
of income taxes	-	01

Net income	$.19	$.24

Weighted average basic common shares	8,425	8,395

Diluted Income Per Common Share:
Income from continuing operations	$.19	$.23
Income on disposition of discontinued operations, net
of income taxes	-	.01

Net income	$.19	$.24

Weighted average diluted common shares	8,543	8,439

As of March 31, 2004, there were 8,436,389 common shares outstanding, net of treasury shares.

RECONCILIATION of GAAP INCOME FROM CONTINUING OPERATIONS TO NON-GAAP INCOME FROM CONTINUING OPERATIONS

(In Thousands Except Per Share Data)

	Three Months Ended
	2004	2003

Income from continuing operations	$1,582	$1,902
Amortization of intangible assets related to purchase
accounting	324	460
Federal income tax charge related to deferred taxes	807	-

Income from continuing operations excluding amortization
and federal income tax charge	$2,713	$2,362

Non-GAAP Basic Income Per Common Share:
Income from continuing operations excluding amortization
and federal income tax charge	$.32	$.28

Non-GAAP Diluted Income Per Common Share:
Income from continuing operations excluding amortization
and federal income tax charge	$.32	$.28